Exhibit 99.1

News Release

CONTACTS: Magma Design Automation Inc.: Gregory C. Walker Chief Financial Officer (408) 565-7500 gwalker@magma-da.com	Milan G. Lazich Vice President, Corporate Marketing (408) 565-7706 milan.lazich@magma-da.com

MAGMA REPORTS RECORD REVENUE FOR SECOND QUARTER

Increases 45 percent over Year-Ago Period

SANTA CLARA, Calif., October 29, 2003 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results that included record revenue for the quarter ended September 30, 2003, the second quarter of Magma’s 2004 fiscal year.

Magma reported record revenue of $25.8 million for the quarter, compared to $17.8 million for the quarter ended September 30, 2002, an increase of 45 percent. In accordance with generally accepted accounting principles (GAAP), Magma reported net income attributed to common shareholders of $3.4 million, or $0.09 per share (diluted), for the quarter, compared to net income attributed to common shareholders of $0.7 million, or $0.02 per share (diluted), for the quarter ended September 30, 2002.

Magma reported pro forma net income for the second quarter of fiscal 2004 of $6.0 million, or $0.15 per share (diluted), compared to pro forma net income of $1.4 million, or $0.04 per share (diluted), for the second quarter of fiscal 2003. Pro forma net income for the quarter is adjusted to exclude the effects of amortization of capitalized acquired software, consolidation of an equity investment, amortization of deferred stock compensation, charges associated with an impairment of equity investments and reserves against convertible note receivables. A reconciliation of the pro forma to GAAP results is included in this press release.

For the six-month period ended September 30, 2003, Magma reported revenue of $48.6 million, compared to $35.9 million for the six-month period ended September 30, 2002, an increase of 35 percent. In accordance with GAAP, Magma reported net income attributed to common shareholders of $3.5

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million, or $0.09 per share (diluted), for the recently completed six-month period, compared to net income attributed to common shareholders of $0.8 million, or $0.02 per share (diluted), for the six-month period ended September 30, 2002. Magma reported pro forma net income of $10.9 million, or $0.28 per share (diluted), for the six-month period ended September 30, 2003. This compares to pro forma net income of $3.4 million, or $0.10 per share (diluted), for the six-month period ended September 30, 2002. Magma provides pro forma data as a useful means for understanding the company’s operating results and ongoing business trends. Pro forma data is not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Pro forma net income for the six-month period is adjusted to exclude the effects of amortization of capitalized acquired software, consolidation of an equity investment, amortization of deferred stock compensation, charges associated with an impairment of equity investments and reserves against convertible note receivables. A reconciliation of the pro forma to GAAP results is included in this press release.

“Our second quarter included significant achievements for us, as our revenue was both a record for the company and crossed the $25 million-per-quarter threshold, a major milestone,” said Rajeev Madhavan, chairman and CEO of Magma. “We also continued to add new accounts and now have more than 100 customers. Looking ahead, we expect the transactions we announced last week – the acquisitions of Silicon Metrics Corporation and Random Logic Corporation, and the intellectual property and technology we licensed from Circuit Semantics – to help us continue to expand our technology, and provide even greater accuracy and efficiency to our customers’ design flows.” These three transactions were completed in October 2003.

Guidance & Business Outlook

Magma’s financial performance in the second quarter was within all target ranges established in the guidance provided during Magma’s July conference call. For Magma’s fiscal 2004 third quarter, ending December 31, 2003, the company expects total revenue in the range of $27.1 million to $29.7 million, and pro forma EPS in the range of $0.12 to $0.16. A schedule showing a reconciliation of the business outlook for pro forma to GAAP EPS is included in this announcement.

Consistent with company practice of providing financial guidance at the time of each quarterly earnings announcement, Chief Financial Officer Greg Walker will provide and discuss Magma’s guidance during a live conference call at 2 p.m. Pacific Standard Time today. More detailed information on the company’s guidance is available in the “Investor Info” section of the Magma website at http://investor.magma-da.com/home.cfm.

The financial guidance targets set forth in this press release represent the company’s expectations only as of the date of this release and should not be viewed as a statement about Magma’s expectations after

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this date. Although this information will remain available on Magma’s website for reference purposes, its continued availability does not indicate that the company is reaffirming or confirming its continued validity. By publishing this guidance, Magma has not assumed any obligation to update this information on any date after its publication today.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including guidance going forward, during a live webcast and earnings call today at 2 p.m. Pacific Standard Time (5 p.m. Eastern Standard Time). The call will be available live by both webcast and conference call. To listen live via webcast, visit the “Investor Info” section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 679-1654, conference ID #3129134
Elsewhere:	(706) 679-4641, conference ID #3129134

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through November 5, 2003. Those without Internet access may listen to a telephone replay of the call by telephone through November 5, 2003 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #3129134
Elsewhere:	(706) 645-9291, conference ID #3129134

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section and quotations from Magma management, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: potential difficulties integrating recently acquired businesses, increasing competition in the EDA market; the continuing impact of the economic recession; the effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s Form 10-K for the fiscal year ended March 31, 2003, its quarterly reports on Form 10-Q, and in reports subsequently filed with the

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Securities and Exchange Commission (“SEC”). Magma undertakes no obligation to update these forward-looking statements.

About Magma

Magma software is used to design fast, multimillion-gate integrated circuits, providing “The Fastest Path from RTL to Silicon”™, enabling chip designers to reduce the time required to produce complex ICs. Magma’s products for prototyping, synthesis, and place & route provide a single executable for RTL-to-GDSII chip design. The company’s Blast Create™, Blast Fusion®, Blast Fusion APX™, Blast Noise®, Blast Plan™ and Blast Rail™ products utilize Magma’s patented FixedTiming® methodology and single data model architecture to reduce the timing-closure iterations often required between the logic and physical processes in conventional IC design flows. Magma also provides PALACE™ and ArchEvaluator™ advanced physical synthesis and architecture development tools for programmable logic devices (PLDs). The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

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Magma, Blast Fusion, Blast Noise and FixedTiming are registered trademarks, and ArchEvaluator, Blast Create, Blast Fusion APX, Blast Plan, Blast Rail, PALACE and “The Fastest Path from RTL to Silicon” are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	March 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,230	$64,756
Short-term investments	—	3,059
Accounts receivable, net	22,274	19,223
Prepaid expenses and other current assets	8,287	3,627

Total current assets	127,791	90,665
Property and equipment, net	7,907	5,808
Long-term Investments and restricted cash	120,019	27,882
Other assets	15,295	3,123

Total assets	$271,012	$127,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,332	$1,384
Accrued expenses	10,194	7,711
Deferred revenue, current	15,777	12,539

Total current liabilities	27,303	21,634

Convertible subordinated notes	150,000	—
Other long-term liabilities	7	72

Total non-current liabilities	150,007	72

Total liabilities	177,310	21,706

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	210,361	228,400
Deferred stock-based compensation	(1,422)	(1,638)
Notes receivable from stockholders	—	(2,037)
Accumulated deficit	(115,050)	(118,538)
Treasury stock at cost	—	(408)
Accumulated other comprehensive income	(190)	(10)

Total stockholders’ equity	93,702	105,772

Total liabilities and stockholders’ equity	$271,012	$127,478

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MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME (LOSS)

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30, 2003				For the Three Months Ended September 30, 2002
	As Reported	Adjust- ments		As Adjusted	As Reported	Adjust- ments	As Adjusted
Revenue:
Licenses	$22,837	$—		$22,837	$14,690	$—	$14,690
Services	2,980	—		2,980	3,081	—	3,081

Total revenue	25,817	—		25,817	17,771	—	17,771

Cost of revenue	3,892	(536	)A	3,356	3,379	—	3,379

Gross profit	21,925	536		22,461	14,392	—	14,392

Operating expenses:
Research and development	6,019	(202	)B	5,817	4,441	—	4,441
Sales and marketing	8,314	—		8,314	6,878	—	6,878
General and administrative	2,399	—		2,399	2,105	—	2,105
Amortization of stock-based compensation	1,755	(1,755	)C	—	730	(730)	—

Total operating expenses	18,487	(1,957)		16,530	14,154	(730)	13,424

Operating income	3,438	2,493		5,931	238	730	968

Interest income (expense):
Interest income	635	—		635	590	—	590
Interest expense	(211)	—		(211)	(1)	—	(1)
Other income (expense)	419	69	D	488	—	—	—

Interest income (expense), net	843	69		912	589	—	589

Net income before income taxes	4,281	2,562		6,843	827	730	1,557
Income taxes	(866)	—		(866)	(128)	—	(128)

Net income	$3,415	$2,562		$5,977	$699	$730	$1,429

Net income per common share – basic	$0.11			$0.20	$0.02		$0.05

Net income per common share – diluted*	$0.09			$0.15	$0.02		$0.04

Pro forma shares outstanding:
Basic	30,255			30,255	30,182		30,182

Diluted*	40,064			40,064	31,900		31,900

A	Amortization of capitalized software

B	Consolidation of equity investments

C	Amortization of deferred stock-based compensation

D	Impairment (write-down) of equity investment.

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options and warrants, using the treasury stock method.

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MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME (LOSS)

(in thousands, except per share data)

(Unaudited)

	For the Six Months Ended September 30, 2003				For the Six Months Ended September 30, 2002
	As Reported	Adjust- ments		As Adjusted	As Reported	Adjust- ments		As Adjusted
Revenue:
Licenses	$43,354	$—		$43,354	$28,067	$—		$28,067
Services	5,276	—		5,276	7,827	—		7,827

Total revenue	48,630	—		48,630	35,894	—		35,894

Cost of revenue	7,138	(671	)A	6,467	6,172	—		6,172

Gross profit	41,492	671		42,163	29,722	—		29,722

Operating expenses:
Research and development	11,027	(202	)B	10,825	9,778	—		9,778
Sales and marketing	15,403	—		15,403	12,915	—		12,915
General and administrative	4,837	—		4,837	4,330	—		4,330
Amortization of stock-based compensation	5,733	(5,733	)C	—	2,631	2,631	C	—

Total operating expenses	37,000	(5,935)		31,065	29,654	(2,631)		27,023

Operating income	4,492	6,606		11,098	68			2,699

Interest income (expense):
Interest income	1,243	—		1,243	1,023	—		1,023
Interest expense	(322)	—		(322)	(3)	—		(3)
Other income (expense)	(334)	822	D	488	—	—		—

Interest income (expense), net	587	822		1,409	1,020	—		1,020

Net income before income taxes	5,079	7,428		12,507	1,088	2,631		3,719
Income taxes	(1,591)	—		(1,591)	(331)	—		(331)

Net income	$3,488	$7,428		$10,916	$757	$2,631		$3,388

Net income per common share–basic	$0.12			$0.36	$0.03			$0.11

Net income per common share–diluted*	$0.09			$0.28	$0.02			$0.10

Pro forma shares outstanding:
Basic	30,264			30,264	30,006			30,006

Diluted*	39,688			39,688	32,434			32,434

A	Amortization of capitalized software

B	Consolidation of equity investments

C	Amortization of deferred stock-based compensation

D	Impairment (write-down) of equity investment.

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options and warrants, using the treasury stock method.

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MAGMA DESIGN AUTOMATION, INC.

AS OF SEPTEMBER 30, 2003

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING

DILUTED NET INCOME PER SHARE

(Unaudited)

Quarter Ending December 31, 2003
GAAP diluted net income per share	$0.03 to $0.07
Amortization of capitalized acquired software	$0.03
Amortization of deferred stock compensation	$0.05
Impairment (write-down) of equity investment.	$0.01

Pro Forma diluted net income per share	$0.12 to $0.16

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